Exhibit 99.1

Blue Nile Announces Second Quarter 2016 Financial Results

Second Quarter Net Sales of $113.8 million
Second Quarter Earnings Per Diluted Share of $0.18

SEATTLE, August 8, 2016 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its second quarter ended July 3, 2016.
Net sales increased to $113.8 million for the second quarter ended July 3, 2016 compared to $113.7 million for the second quarter ended July 5, 2015. Operating income for the quarter totaled $3.3 million, representing an operating margin of 2.9% of net sales, compared to $3.4 million in operating income and 3.0% operating margin for the second quarter 2015. Net income totaled $2.1 million, or $0.18 per diluted share versus $2.3 million, or $0.20 per diluted share for the second quarter 2015.
Non-GAAP adjusted EBITDA for the quarter totaled $5.6 million compared to $5.7 million for the second quarter 2015. For the trailing twelve month period ended July 3, 2016, net cash provided by operating activities totaled $9.3 million compared to $16.2 million for the trailing twelve month period ended July 5, 2015. For the trailing twelve month period ended July 3, 2016, non-GAAP free cash flow totaled $4.7 million, as compared to $12.1 million for the trailing twelve month period ended July 5, 2015.
“Blue Nile continues to reimagine the retail experience by bridging the on and offline user experience through the Webroom concept, which will feature five locations by year end,” said Harvey Kanter, Blue Nile Chairman, CEO and President. “Our results reflect a higher level of investment than we anticipated, and while this impacted short-term results, we believe it will create long-term scale and profitability.”

Highlights

•	U.S. engagement net sales for the second quarter 2016 decreased 4.4% to $62.6 million, compared to $65.5 million for the second quarter 2015.

•	U.S. non-engagement net sales for the second quarter 2016 increased 5.9% to $30.4 million, compared to $28.7 million for the second quarter 2015.

•
International net sales for the second quarter 2016 were $20.8 million, compared to $19.5 million for the second quarter 2015, an increase of 6.4%. Excluding the impact from changes in foreign exchange rates, international net sales increased 9.4%.

•	Gross profit for the second quarter 2016 totaled $22.4 million. As a percent of net sales, gross profit was 19.7% compared to 19.4% for the second quarter 2015.

•
Selling, general and administrative expenses for the second quarter 2016 were $19.1 million, compared to $18.7 million in the second quarter 2015. Selling, general and administrative expenses included stock-based compensation expense of $1.1 million for the second quarter in 2016 and $1.3 million for the second quarter in 2015.

•
Earnings per diluted share for the second quarter 2016 was $0.18 compared to $0.20 for the second quarter 2015.  Earnings per diluted share included stock-based compensation expense of $0.07 for both the second quarter 2016 and the second quarter 2015.

•	At the end of the second quarter 2016, cash and cash equivalents totaled $36.6 million.

•	During the second quarter 2016, Blue Nile repurchased 12,765 shares of its common stock for $0.3 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile’s expectations as of August 8, 2016. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the third quarter of 2016 (Quarter ending October 2, 2016):

•	Net sales are expected to be between $107 million and $111 million.

•	Earnings per diluted share are projected at $0.11 to $0.14.
Expectations for the fiscal year 2016 (Year ending January 1, 2017):

•	Net sales are expected to be between $465 million and $495 million.

•	Earnings per diluted share are projected at $0.88 to $0.95.
Blue Nile reports fiscal results on a 52/53-week format.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to commodity prices, general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended January 3, 2016. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended July 3, 2016, which we expect to file with the Securities and Exchange Commission on or before August 12, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its second quarter financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile’s management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile’s financial reporting and comparability with similar companies in Blue Nile’s industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.
A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	July 3, 2016	July 5, 2015
Net income	$2,127	$2,331
Income tax expense	1,177	1,252
Other income, net	(35)	(144)
Depreciation and amortization	1,227	927
Stock-based compensation	1,111	1,310
Non-GAAP adjusted EBITDA	$5,607	$5,676

	Year to date ended	Year to date ended
	July 3, 2016	July 5, 2015
Net income	$3,207	$3,518
Income tax expense	1,816	1,928
Other income, net	(506)	(97)
Depreciation and amortization	2,378	1,831
Stock-based compensation	2,297	2,518
Non-GAAP adjusted EBITDA	$9,192	$9,698

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash (used in) provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	July 3, 2016	July 5, 2015
Net cash provided by operating activities	$8,796	$10,746
Purchases of fixed assets, including internal-use
software and website development	(1,729)	(1,153)
Non-GAAP free cash flow	$7,067	$9,593

	Twelve months ended	Twelve months ended
	July 3, 2016	July 5, 2015
Net cash provided by operating activities	$9,329	$16,231
Purchases of fixed assets, including internal-use
software and website development	(4,674)	(4,158)
Non-GAAP free cash flow	$4,655	$12,073

The non-GAAP free cash flow for the twelve months ended July 5, 2015 presented above includes financial information from the Company’s fiscal 2014 reporting period which included 53 weeks, with an additional week falling into the fourth quarter.
The following table reconciles year-over-year international net sales percentage (decreases) increases from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended July 3, 2016	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	6.4%	(3.0)%	9.4%
Quarter ended July 5, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	8.9%	(6.4)%	15.3%

Year to date ended July 3, 2016	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	2.7%	(4.0)%	6.7%
Year to date ended July 5, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	8.6%	(7.1)%	15.7%

About Blue Nile, Inc.
Blue Nile, Inc. is the original online jeweler. The company offers a smarter way to buy engagement rings, wedding rings, and fine jewelry by providing in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. Blue Nile has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile’s shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	July 3, 2016	January 3, 2016	July 5, 2015

ASSETS
Current assets:
Cash and cash equivalents	$36,617	$86,542	$39,661
Trade accounts receivable	2,725	3,339	3,875
Other accounts receivable, net	871	706	1,262
Note receivable	300	600	1,200
Inventories	43,382	46,376	36,794
Prepaids and other current assets	1,719	1,585	1,947
Total current assets	85,614	139,148	84,739
Property and equipment, net	11,239	10,530	10,736
Deferred income taxes(1)	4,649	5,089	4,525
Other investments	2,280	2,280	2,280
Other assets	282	367	317
Total assets	$104,064	$157,414	$102,597
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,688	$121,917	$81,571
Accrued liabilities	7,945	12,336	9,366
Current portion of long-term financing obligation	34	33	33
Current portion of deferred rent	337	290	292
Total current liabilities	85,004	134,576	91,262
Long-term financing obligation, less current portion	438	455	472
Deferred rent, less current portion	1,688	1,697	1,844
Unearned income	1,683	1,988	—
Other long-term liabilities	263	242	169
Commitments and contingencies
Stockholders’ equity:
Common stock	22	22	22
Additional paid-in capital	233,927	232,148	229,283
Accumulated other comprehensive loss	(232)	(239)	(197)
Retained earnings	109,087	114,023	107,007
Treasury stock	(327,816)	(327,498)	(327,265)
Total stockholders’ equity	14,988	18,456	8,850
Total liabilities and stockholders’ equity	$104,064	$157,414	$102,597

(1) In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. We early adopted this standard effective January 3, 2016 retrospectively and reclassified the current deferred income tax assets previously presented in the consolidated balance sheet as of July 5, 2015, to noncurrent deferred income tax assets.

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	July 3, 2016	July 5, 2015	July 3, 2016	July 5, 2015
Net sales	$113,771	$113,693	$216,827	$220,140
Cost of sales	91,373	91,604	174,203	178,078
Gross profit	22,398	22,089	42,624	42,062
Selling, general and administrative expenses	19,129	18,650	38,107	36,713
Operating income	3,269	3,439	4,517	5,349
Other income, net:
Interest income, net	16	28	25	64
Other income, net	19	116	481	33
Total other income, net	35	144	506	97
Income before income taxes	3,304	3,583	5,023	5,446
Income tax expense	1,177	1,252	1,816	1,928
Net income	$2,127	$2,331	$3,207	$3,518
Basic net income per share	$0.18	$0.20	$0.28	$0.30
Diluted net income per share	$0.18	$0.20	$0.27	$0.30

Shares used for computation (in thousands):
Basic	11,618	11,728	11,605	11,798
Diluted	11,650	11,761	11,671	11,849

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	July 3, 2016	July 5, 2015
Operating activities:
Net income	$3,207	$3,518
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,378	1,831
Stock-based compensation	2,317	2,538
Deferred income taxes	440	(338)
Tax deficiency from share-based awards	(148)	(183)
Changes in assets and liabilities:
Receivables	449	(1,428)
Inventories	2,994	4,874
Prepaid expenses and other assets	(66)	(392)
Accounts payable	(45,379)	(47,394)
Accrued liabilities	(4,391)	(2,626)
Unearned income	(305)	—
Deferred rent and other	59	(138)
Net cash used in operating activities	(38,445)	(39,738)
Investing activities:
Purchases of property and equipment	(2,871)	(1,952)
Payments received on note receivable	300	800
Net cash used in investing activities	(2,571)	(1,152)
Financing activities:
Repurchase of common stock	(318)	(10,279)
Proceeds from stock option exercises	1	—
Taxes paid for net share settlement of share-based awards	(460)	(282)
Principal payments under long-term financing obligation	(16)	(16)
Cash dividends paid	(8,123)	—
Net cash used in financing activities	(8,916)	(10,577)

Effect of exchange rate changes on cash and cash equivalents	7	(58)

Net decrease in cash and cash equivalents	(49,925)	(51,525)

Cash and cash equivalents, beginning of period	86,542	91,186
Cash and cash equivalents, end of period	$36,617	$39,661

	Year to date ended
	July 3, 2016	July 5, 2015
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,546	$3,020
Non-cash investing and financing activities:
Unsettled repurchases of common stock	$—	$268